UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015, the Compensation Committee of the Board of Directors of LMI Aerospace, Inc. (the “Company”) granted Daniel Korte 47,702 shares of Company common stock (the “Grant”) under the Company’s 2005 Long-Term Incentive Plan. The Grant was made in two separate tranches, with one half of the shares vesting on the third anniversary of the date of the Grant and the other half of the shares vesting upon the achievement of certain performance metrics established by the Compensation Committee and approved by the Board of Directors. The Grant was awarded as part of Mr. Korte’s long term incentive, as set forth in the Employment Agreement between the Company and Mr. Korte entered into in February 2014. The Grant is subject to the terms and conditions of the respective Restricted Stock Award Agreements.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2015, pursuant to Article IX of the Amended and Restated By-Laws (the “By-Laws”) of the Company, the Board of Directors of the Company amended the By-Laws to declassify the Board of Directors (the “Amendment”). Prior to the adoption of the Amendment, the Bylaws provided that the Board of Directors was divided into three classes, with one class of directors being elected for a three-year term at each annual meeting of shareholders, which resulted in the staggered election of directors over a three year period.

The declassification of the Board of Directors will be effected through a phased approach in which each current class of directors will serve out its current term, and thereafter, each director, if re-elected, will serve for a one year term. As a result (i) each of the current Class II directors will stand for election for a one-year term at the 2015 annual meeting; (ii) each of the Class II directors together with each of the Class III directors will stand for election for a one-year term at the 2016 annual meeting; and (iii) the Class I directors, Class II directors and Class III directors will each stand for election for a one year term at the 2017 annual meeting. Following the 2017 annual meeting, the Board of Directors will be fully declassified and each director will be subject to an annual election for a one-year term. The Amendment effects the phased declassification of the Board of Directors by amending Section 1(a) and Section 1(b) of Article III of the Bylaws.

Section 8 - Other Events

Item 8.01.	Other Events.

On April 30, 2015, Gerald E. Daniels, a current director of the Board of Directors, was appointed as the Chairman of the Board of Directors. Mr. Daniels has served on the Board of Directors since July 2014. Ronald S. Saks, who previously served as non-executive Chairman of the Board of Directors, continues to serve as a director on the Board of Directors. On May 6, 2015, the Company issued a press release announcing the appointment of Mr. Daniels as the non-executive Chairman of the Board of Directors (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On April 30, 2015, the Board of Directors adopted an amendment to the Company’s Corporate Governance Principles to provide that directors will not be eligible to stand for election or re-election to the Board of Directors after reaching the age of 75, nor will persons over the age of 75 be eligible for appointment to the Board of Directors. This age limit, however, may be waived upon a recommendation of the Corporate Governance and Nominating Committee and a majority vote of the directors then serving and eligible to vote.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2015

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1 99.1	Amendment No. 2 to the Amended and Restated By-Laws of LMI Aerospace, Inc. Press Release issued by LMI Aerospace, Inc. dated May 6, 2015.